                                                                    EXHIBIT 99.1




                                [CRAWFORD LOGO]

                                  PRESS RELEASE

          CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                     ATLANTA, GEORGIA 30302 (404) 256-0830


FOR IMMEDIATE RELEASE                                 DATE:  OCTOBER 27, 2003
                                                      FROM:  GROVER L. DAVIS
                                                      CHAIRMAN AND
                                                      CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------

  CRAWFORD REPORTS THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS ROLL OUT OF

    CUSTOM CLAIMS HANDLING PROGRAM LANDS LARGE U.S. PERSONAL LINES CUSTOMER

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2003.

Third quarter 2003 revenues before reimbursements totaled $172.2 million compared with $175.9 million in the 2002 third quarter. Third quarter 2003 net loss was ($3.7) million, or ($0.08) per fully diluted share, compared with net income of $5.6 million, or $0.11 per fully diluted share, for the 2002 third quarter. Net loss in the 2003 third quarter included an after-tax charge of $8.0 million, or $0.17 per share, under an agreement reached with the Department of Justice to resolve the investigation of the Company's billing practices. This charge is recorded in other accrued liabilities in the accompanying consolidated balance sheets.

Operating earnings (earnings before special charge/credit, net corporate interest and taxes) in the 2003 third quarter totaled $8.1 million compared with $10.1 million in the comparable 2002 quarter. Operating earnings in the 2003 nine-month period totaled $25.2 million compared with $26.9 million in the comparable 2002 period. Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Following is a reconciliation of consolidated net (loss) income to operating earnings and the related margins as a percentage of revenues before reimbursements for all periods presented:

                                             Quarter ended                               Nine months ended
                            ------------------------------------------    ---------------------------------------------
                            September       %     September        %      September       %      September         %
                            30, 2003    Margin    30, 2002      Margin    30, 2003     Margin    30, 2002        Margin
                            --------    ------    ---------     ------    ---------    ------    ---------       ------
Net (loss) income           $ (3,726)    (2.2%)   $  5,637       3.2%     $  5,574       1.1%     $ 18,671        3.5%
Add/(deduct):
 Special charge/credit         8,000      4.7           --        --         8,000       1.6        (6,000)      (1.1)
 Net corporate interest        1,397      0.8        1,246       0.7         3,855       0.7         3,565        0.7
 Income taxes                  2,447      1.4        3,226       1.8         7,769       1.5        10,686        2.0
                            --------      ---     --------       ---      --------       ---      --------        ---
Operating earnings          $  8,118      4.7%    $ 10,109       5.7%     $ 25,198       4.9%     $ 26,922        5.1%
                            ========      ===     ========       ===      ========       ===      ========        ===

U.S. revenues before reimbursements were $117.7 million in the third quarter of 2003 compared with $128.8 million in the 2002 third quarter. Revenues from the insurance company market were $56.8 million in the 2003 third quarter compared with $65.7 million in the 2002 period, reflecting a continued softening in the Company's U.S. insurance company referrals for high-frequency, low-severity claims in the current quarter. Lower medical bill auditing revenues associated with the previously reported non-renewal of a contract with a major domestic insurer contributed $2.1 million of this decline. Revenues from self-insured clients were $40.9 million in the 2003 third quarter compared with $47.4 million in the 2002 quarter, primarily reflecting declines in U.S. employment levels and associated injury rates which have contributed to a reduction in workers' compensation claims. Class action services revenues were $19.9 million for the 2003 third quarter, compared with $15.7 million in the comparable year-ago quarter.

Third quarter 2003 international revenues grew to $54.6 million from $47.1 million for the same period in 2002. This growth is partly due to the Company's third quarter 2002 acquisition of the loss adjusting business of Robertson and Company in Australia. During the 2003 third quarter, the U.S. dollar weakened significantly against the British pound and the euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $48.6 million in the 2003 third quarter.

Mr. Grover L. Davis, chief executive officer of Crawford & Company, stated, "Our third quarter results reflect a continued industry-wide decline in property and casualty claims frequency. Conservative underwriting by our insurance company clients, including significant increases in policy deductibles, has contributed to a decline in property and casualty claims frequency, resulting in an overall 10% decline in claims referred to Crawford in the U.S. In addition, our self-insured market revenues in the U.S. were negatively affected by a reduction in workers' compensation claims frequency due to the high U.S. unemployment rate, which is driving down private sector workplace injuries."

"While we continue to endure challenging industry circumstances, we successfully reduced our U.S. operating expenses over 7% in the current quarter in response to the decline in claims volume. However, our operating margin declined to less than 6% as compared to over 8% for the 2003 second quarter, as our U.S claim referrals fell more than anticipated. The operating margins in our international operations improved in the third quarter to nearly 3% from 1% in the 2003 second quarter. We expect continued pressure on our international operating margins in the 2003 fourth quarter, but anticipate improved international operating margins beginning in the 2004 first quarter."

Total revenues before reimbursements for the year-to-date period ended September 30, 2003 were $515.8 million compared with $525.7 million in 2002. Operating earnings through September 2003 totaled $25.2 million compared with $26.9 million in 2002. Net income for the current year-to-date period totaled $5.6 million, or $0.11 per share, compared with $18.7 million, or $0.38 per share, reported in the prior year. Net income in 2002 included a payment received from a former vendor in full settlement of a business dispute of $3.8 million, net of related income tax expense, or $0.08 per share.

U.S. revenues before reimbursements for the 2003 nine-month period were $354.6 million compared with $387.1 million in 2002. International revenues before reimbursements were $161.2 million in 2003 compared with $138.6 million during 2002. Excluding the benefit of exchange rate fluctuations, international revenues would have been $145.6 million in the current year-to-date period.

Mr. Davis concluded, "We are very pleased with the growth in our class action services business this year and recorded record revenues during the 2003 third quarter. We benefited from the commencement of work on a significant new contract during the quarter and are aggressively pursuing other opportunities that should contribute to future revenue growth in this business. Overall, our cash and cash equivalents at September 30, 2003 have grown $5.2 million from the end of 2002 after reflecting a $10.0 million contribution to the Company's defined benefit pension plan during September 2003. We recently announced the closing of a new $70 million three-year revolving credit facility and the issuance of $50 million in seven-year 6.08% senior notes. This new financing gives the Company added financial strength and greater working capital flexibility."

"We are also pleased to have recently formed an agreement to provide a customized claims handling program for a large U.S. personal lines insurer. This agreement will generate annual revenues of approximately $5 million beginning in the 2003 fourth quarter. This important new program coupled with the recent appointments of Crawford & Company to the preferred adjuster lists of several major property and casualty insurers should greatly strengthen our market penetration and enable us to capture a greater share of revenues when claim volumes increase."

Crawford & Company's management will host a conference call with analysts on Monday, October 27, 2003 at 3:00 P.M. EST, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through November 3, 2003. You may dial 1-800-428-6051 (973-709-2089 international) to listen to the replay. The access code is 308294. Alternatively, please visit our website at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended September 30, 2003 is shown on the attached statements.

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 67 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended September 30, 2003 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                               CRAWFORD & COMPANY
                        COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)


NINE MONTHS ENDED SEPTEMBER 30                         2003          2002        % Change
------------------------------                      ---------     ---------      --------

Revenues:

    Revenues Before Reimbursements                  $ 515,802     $ 525,668         -2%
    Reimbursements                                     31,782        27,948         14%
                                                    ---------     ---------
Total Revenues                                        547,584       553,616         -1%

Costs and Expenses:

         Cost of Services Before Reimbursements       393,001       398,420         -1%
         Reimbursements                                31,782        27,948         14%
                                                    ---------     ---------
    Cost of Services                                  424,783       426,368          0%

    Selling, General, and Administrative               97,603       100,326         -3%
    Special Charge/Credit (1)                           8,000        (6,000)         nm
    Corporate Interest, Net                             3,855         3,565          8%
                                                    ---------     ---------
Total Costs and Expenses                              534,241       524,259          2%
                                                    ---------     ---------

Income Before Income Taxes                             13,343        29,357        -55%
Income Taxes                                            7,769        10,686        -27%
                                                    ---------     ---------

Net Income                                          $   5,574     $  18,671        -70%
                                                    =========     =========

Net Income Per Share:
   Basic                                            $    0.11     $    0.38        -71%
                                                    ---------     ---------
   Diluted                                          $    0.11     $    0.38        -71%
                                                    ---------     ---------

Weighted Average Shares Outstanding:
   Basic                                               48,649        48,565
                                                    ---------     ---------
   Diluted                                             48,701        48,625
                                                    ---------     ---------

------------------

(1) Special credit in 2002 related to a payment from a former vendor in full settlement of a business dispute. Special charge in 2003 is an after tax fine related to the settlement of the Department of Justice investigation.

nm = not meaningful

                               CRAWFORD & COMPANY
                        COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)


QUARTER ENDED SEPTEMBER 30                             2003           2002      % Change
--------------------------                          ---------      ---------    --------

Revenues:

    Revenues Before Reimbursements                  $ 172,234      $ 175,912         -2%
    Reimbursements                                     11,850         10,447         13%
                                                    ---------      ---------
Total Revenues                                        184,084        186,359         -1%

Costs and Expenses:

         Cost of Services Before Reimbursements       131,687        132,725         -1%
         Reimbursements                                11,850         10,447         13%
                                                    ---------      ---------
    Cost of Services                                  143,537        143,172          0%

    Selling, General, and Administrative               32,429         33,078         -2%
    Special Charge (1)                                  8,000             --          nm
    Corporate Interest, Net                             1,397          1,246         12%
                                                    ---------      ---------
Total Costs and Expenses                              185,363        177,496          4%
                                                    ---------      ---------

(Loss) Income Before Income Taxes                      (1,279)         8,863       -114%
Income Taxes                                            2,447          3,226        -24%
                                                    ---------      ---------

Net (Loss) Income                                   ($  3,726)     $   5,637       -166%
                                                    =========      =========

(Loss) Net Income Per Share:
   Basic                                            $   (0.08)     $    0.11       -173%
                                                    ---------      ---------
   Diluted                                          $   (0.08)     $    0.11       -173%
                                                    ---------      ---------

Weighted Average Shares Outstanding:
   Basic                                               48,700         48,607
                                                    ---------      ---------
   Diluted                                             48,844         48,649
                                                    ---------      ---------


-------------
(1) Special charge in 2003 is an after tax fine related to the settlement of the Department of Justice investigation.

nm = not meaningful

                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                        (In Thousands Except Percentages)


                                                     U.S.                    International                 Total
                                              2003          2002          2003          2002          2003          2002
                                            --------      --------      --------      --------      --------      --------
Revenues Before Reimbursements              $354,584      $387,074      $161,218      $138,594      $515,802      $525,668

Compensation & Benefits                      221,371       246,343       112,895        95,973       334,266       342,316
% of Revenues                                   62.4%         63.7%         70.0%         69.2%         64.8%         65.1%

Expenses Other than Reimbursements,
   Compensation & Benefits                   112,395       119,311        43,943        37,119       156,338       156,430
% of Revenues                                   31.7%         30.8%         27.3%         26.8%         30.3%         29.8%
                                            --------      --------      --------      --------      --------      --------

Operating Earnings (1)                      $ 20,818      $ 21,420      $  4,380      $  5,502      $ 25,198      $ 26,922
% of Revenues                                    5.9%          5.5%          2.7%          4.0%          4.9%          5.1%
                                            --------      --------      --------      --------      --------      --------



                        QUARTER ENDED SEPTEMBER 30, 2003
                        (In Thousands Except Percentages)

                                                     U.S.                   International                   Total
                                              2003          2002          2003          2002          2003          2002
                                            --------      --------      --------      --------      --------      --------
Revenues Before Reimbursements              $117,653      $128,795      $ 54,581      $ 47,117      $172,234      $175,912

Compensation & Benefits                       71,725        79,983        39,078        32,966       110,803       112,949
% of Revenues                                   61.0%         62.1%         71.6%         69.9%         64.3%         64.3%

Expenses Other than Reimbursements,
   Compensation & Benefits                    39,290        39,575        14,023        13,279        53,313        52,854
% of Revenues                                   33.4%         30.7%         25.7%         28.2%         31.0%         30.0%
                                            --------      --------      --------      --------      --------      --------

Operating Earnings (1)                      $  6,638      $  9,237      $  1,480      $    872      $  8,118      $ 10,109
% of Revenues                                    5.6%          7.2%          2.7%          1.9%          4.7%          5.7%
                                            --------      --------      --------      --------      --------      --------


(1) Earnings before special charge/credit, net corporate interest, and taxes.

                                 CRAWFORD & COMPANY
                       CONSOLIDATED COMPARATIVE BALANCE SHEETS
                      SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
                                 (In Thousands)


                                                                    SEPTEMBER 30        December 31
 ASSETS                                                                 2003                2002
 -----                                                              ------------        -----------
       Current Assets:
              Cash and Cash Equivalents                              $  36,338           $  31,091
              Accounts Receivable, Net                                 141,629             135,174
              Unbilled Revenues                                         98,738              93,792
              Prepaid Expenses and Other Current Assets                 15,585              11,968
                                                                     ---------           ---------

       Total Current Assets                                            292,290             272,025
                                                                     ---------           ---------

              Property and Equipment, at Cost                          152,431             144,706
              Less Accumulated Depreciation                           (115,450)           (108,607)
                                                                     ---------           ---------

       Net Property and Equipment                                       36,981              36,099
                                                                     ---------           ---------

       Other Assets:
              Intangible Assets Arising from Acquisitions, Net         103,344              97,798
              Capitalized Software Costs, Net                           29,578              23,977
              Deferred Income Tax Asset                                 31,955              31,899
              Other                                                     13,292              12,978
                                                                     ---------           ---------
       Total Other Assets                                              178,169             166,652
                                                                     ---------           ---------

       Total Assets                                                  $ 507,440           $ 474,776
                                                                     =========           =========

 LIABILITIES AND SHAREHOLDERS' INVESTMENT
 ----------------------------------------

       Current Liabilities:
              Short-Term Borrowings                                  $  35,169           $  30,019
              Accounts Payable                                          33,301              31,956
              Accrued Liabilities                                       86,080              66,265
              Deferred Revenues                                         20,010              18,516
              Current Installments of Long-Term Debt                     1,509               1,493
                                                                     ---------           ---------

       Total Current Liabilities                                       176,069             148,249
                                                                     ---------           ---------

       Noncurrent Liabilities:
              Long-Term Debt, Less Current Installments                 51,799              49,976
              Deferred Revenues                                         11,765              12,127
              Self-Insured Risks                                        11,901              11,819
              Postretirement Medical Benefit Obligation                  6,201               6,289
              Minimum Pension Liability                                 75,627              76,747
              Other                                                      9,711              10,138
                                                                     ---------           ---------
       Total Noncurrent Liabilities                                    167,004             167,096
                                                                     ---------           ---------

       Shareholders' Investment:
              Class A Common Stock, $1.00 Par Value                     24,027              23,925
              Class B Common Stock, $1.00 Par Value                     24,697              24,697
              Additional Paid-in Capital                                   840                 523
              Retained Earnings                                        188,582             191,767
              Accumulated Other Comprehensive Loss                     (73,779)            (81,481)
                                                                     ---------           ---------

       Total Shareholders' Investment                                  164,367             159,431
                                                                     ---------           ---------

       Total Liabilities and Shareholders' Investment                $ 507,440           $ 474,776
                                                                     =========           =========

                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002
                                 (In Thousands)

                                                                                     2003               2002
                                                                                   --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
         Net Income                                                                $  5,574           $ 18,671
         Reconciliation of Net Income to Net Cash Provided by
         Operating Activities:
               Depreciation and Amortization                                         12,095             13,145
               Deferred Income Taxes                                                    271               (287)
               Loss (Gain) on Sales of Property and Equipment                           100                (39)
              Changes in Operating Assets and Liabilities, Net of Effects
              of Acquisitions:
                    Accounts Receivable, Net                                         (1,246)             1,596
                    Unbilled Revenues                                                (1,272)            (7,662)
                    Accrued or Prepaid Income Taxes                                   3,017              4,300
                    Accounts Payable and Accrued Liabilities                          9,807                179
                    Deferred Revenues                                                 1,302              1,534
                    Prepaid and Accrued Pension Costs                                 1,788              2,161
                    Prepaid Expenses and Other Assets                                (1,242)            (6,423)
                                                                                   --------           --------
Net Cash Provided by Operating Activities                                            27,269             27,175
                                                                                   --------           --------


CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
         Acquisitions of Property and Equipment, Net                                 (7,954)            (6,612)
         Capitalization of Computer Software Costs                                   (9,390)            (8,704)
         Acquisitions of Businesses, Net of Cash Acquired                              (412)           (12,798)
                                                                                   --------           --------
Net Cash Used in Investing Activities                                               (17,756)           (28,114)
                                                                                   --------           --------


CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
         Dividends Paid                                                              (8,760)           (16,510)
         Proceeds from Exercise of Stock Options                                        419                578
         Increase in Short-Term Borrowings                                              957              4,807
         (Decrease) Increase in Long-Term Debt                                       (1,076)            11,108
                                                                                   --------           --------
Net Cash Used in Financing Activities                                                (8,460)               (17)
                                                                                   --------           --------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                          1,269              1,042
                                                                                   --------           --------
Increase in Cash and Cash Equivalents                                                 5,247                 86
Cash and Cash Equivalents at Beginning of Period                                     31,091             21,966
                                                                                   --------           --------
Cash and Cash Equivalents at End of Period                                         $ 36,338           $ 22,052
                                                                                   ========           ========